Filed Pursuant to Rule 433

Dated March 5, 2015

Registration Statement No. 333-202508

FINAL TERM SHEET

2.000% Notes due 2020

Issuer:	Abbott Laboratories

Principal Amount:	$750,000,000

Ratings:	A2/A+ (Moody’s Investor Services/Standard & Poor’s Ratings Service)

Coupon:	2.000%

Maturity:	March 15, 2020

Price to Public:	99.810% plus accrued interest, if any, from March 10, 2015

Yield to maturity:	2.040%

Benchmark Treasury:	1.375% due February 29, 2020

Spread to Benchmark Treasury:	+48 bps

Treasury Price and Yield:	99-033/4 / 1.560%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2015

Settlement Date:	March 10, 2015

Redemption Provisions:

Abbott may redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 10 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824 AZ3

Joint Bookrunning Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BNP Paribas Securities Corp.

Senior Co-Manager:	Deutsche Bank Securities Inc. SG Americas Securities, LLC Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc.

Co-Managers:

HSBC Securities (USA) Inc.

Standard Chartered Bank

Santander Investment Securities Inc.

Goldman, Sachs & Co.

The Williams Capital Group, L.P.

BBVA Securities Inc.

ING Financial Markets LLC

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

Banca IMI S.p.A.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, J.P. Morgan Securities LLC, collect, at (212) 834-4533,  Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

FINAL TERM SHEET

2.550% Notes due 2022

Issuer:	Abbott Laboratories

Principal Amount:	$750,000,000

Ratings:	A2/A+ (Moody’s Investor Services/Standard & Poor’s Ratings Service)

Coupon:	2.550%

Maturity:	March 15, 2022

Price to Public:	99.834% plus accrued interest, if any, from March 10, 2015

Yield to maturity:	2.576%

Benchmark Treasury:	1.750% due February 28, 2022

Spread to Benchmark Treasury:	+68 bps

Treasury Price and Yield:	99.01+ / 1.896%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2015

Settlement Date:	March 10, 2015

Redemption Provisions:

Abbott may redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 12.5 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824 BA7

Joint Bookrunning Managers:	Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
SG Americas Securities, LLC

Senior Co-Manager:	BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.
RBS Securities Inc.

Co-Managers:	HSBC Securities (USA) Inc.
Standard Chartered Bank
Santander Investment Securities Inc.
Goldman, Sachs & Co.
The Williams Capital Group, L.P.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
Banca IMI S.p.A.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, J.P. Morgan Securities LLC, collect, at (212) 834-4533,  Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

FINAL TERM SHEET

2.950% Notes due 2025

Issuer:	Abbott Laboratories

Principal Amount:	$1,000,000,000

Ratings:	A2/A+ (Moody’s Investor Services/Standard & Poor’s Ratings Service)

Coupon:	2.950%

Maturity:	March 15, 2025

Price to Public:	99.793% plus accrued interest, if any, from March 10, 2015

Yield to maturity:	2.974%

Benchmark Treasury:	2.000% due February 15, 2025

Spread to Benchmark Treasury:	+88 bps

Treasury Price and Yield:	99-05 / 2.094%

Coupon Dates:	Semiannually on March 15 and September 15

First Coupon:	September 15, 2015

Settlement Date:	March 10, 2015

Redemption Provisions:

Abbott may redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Notwithstanding the foregoing, if the notes are redeemed on or after December 15, 2024, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824 BB5

Joint Bookrunning Managers:	Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.

Senior Co-Manager:	BNP Paribas Securities Corp.
SG Americas Securities, LLC
Mitsubishi UFJ Securities (USA), Inc.
RBS Securities Inc.

Co-Managers:	HSBC Securities (USA) Inc.
Standard Chartered Bank
Santander Investment Securities Inc.
Goldman, Sachs & Co.
The Williams Capital Group, L.P.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
Banca IMI S.p.A.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, J.P. Morgan Securities LLC, collect, at (212) 834-4533,  Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.